Exhibit 10.3

FIRST AMENDMENT TO SECURITY AGREEMENT

Reference is made to that certain Security Agreement by and between Lee Lee Oriental Supermart, Inc., an Arizona corporation (the “Issuer” or “Corporation Issuer”), and AZLL LLC, an Arizona limited liability company (“AZLL” and, together with the Issuer, the “Grantors”), and Meng Truong and Paulina Truong, husband and wife (together, the “Secured Party” or “Holders”) (and collectively with the Issuer and AZLL, the “Parties,” and each a “Party”) dated April 8, 2024 (the “Security Agreement”). All capitalized terms not defined herein shall have the meaning as provided in the Security Agreement.

RECITALS

WHEREAS, the Security Agreement provides a security interest in the Issuer’s Collateral supporting the payments of the Principal Amount under that certain Senior Secured Note Agreement dated April 8, 2024 executed by the Issuer and AZLL in favor of the Secured Party (the “Secured Note”);

WHEREAS, Secured Party has physical possession of the equity shares of Corporation Issuer held as Collateral under the Security Agreement;

WHEREAS, on June 10, 2024, Corporation Issuer filed a Statement of Conversion with the Arizona Corporation Commission (the “ACC”) converting Corporation Issuer into Lee Lee Oriental Supermart, LLC, an Arizona limited liability company (“LLC Issuer”), with unchanged tax identification information, for the sole purpose of tax efficiency, with such change being done without the required notice to and approval from the Secured Party in violation of the Secured Note and Security Agreement (the “Conversion”);

WHEREAS, pursuant to the Conversion, LLC Issuer was the surviving entity, and Corporation Issuer ceased to legally exist, effective June 10, 2024;

WHEREAS, on August 28, 2024, the Secured Party learned that the Issuer, AZLL and Parent had undertaken changes to the structure of Issuer by way of the Conversion;

WHEREAS, on August 28, 2024, AZLL filed a Statement of Merger with the ACC, pursuant to which LLC Issuer merged into AZLL, such that only AZLL remained as a legal entity, effective August 28, 2024 in violation of the Secured Note and Security Agreement (the “Merger”);

WHEREAS, on September 9, 2024, the Secured Party learned that the Issuer, AZLL and Parent had further undertaken changes to the structure of Issuer by way of the Merger;

WHEREAS, on September 9, 2024, AZLL filed a Statement of Division with the ACC, resulting in the restoration of both LLC Issuer and AZLL as separate legal entities with tax identification information also restored, effective September 9, 2024 (the “Division”); and

WHEREAS, the Parties desire to acknowledge the actions taken by Issuer and AZLL and to amend the Security Agreement to reflect the Conversion, Merger and Division on the terms and subject to the conditions set forth herein and affirm the obligations of the Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby agree as follows.

1.	Effective Date. The Effective Date shall mean September 10, 2024.

2.	Amendments. As of the Effective Date, the Security Agreement is hereby amended or modified as follows:

a.	Issuer. The definition of “Issuer” as set forth in the Preamble of the Security Agreement is hereby amended to mean: “Lee Lee Oriental Supermart, Inc., an Arizona corporation, and/or Lee Lee Oriental Supermart, LLC, an Arizona limited liability company (the “LLC Issuer”).”

b.	Grantors. The definition of “Grantors” as set forth in the Preamble of the Security Agreement is hereby amended to mean: “Lee Lee Oriental Supermart, Inc., an Arizona corporation, Lee Lee Oriental Supermart, LLC, an Arizona limited liability company, and AZLL LLC, an Arizona limited liability company.”

c.	Collateral. The definition of “Collateral” as set forth in Paragraph 1(a) of the Security Agreement is hereby deleted in its entirety and replaced with the following:

“Collateral” includes (i) 100% of the membership interests of Lee Lee Oriental Supermart, LLC issued and outstanding held by AZLL and any additional equity or membership interests of Issuer of any class which may be issued in the future (the “Stock Collateral”); and (ii) the “Issuer Collateral” which includes, whether held in the name of the Corporate Issuer or the LLC Issuer, all inventory, chattel paper, cash, accounts, bank accounts, receivables, equipment, rights, leases, vehicles subleases, agreements and general intangibles; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other account proceeds); and fixtures and any other item owned by Issuer whatsoever and all of the foregoing specifically located at:

(i) 2025 N. Dobson Road, Chandler, AZ 85224;

(ii) 7575 W. Cactus Road, Peoria, AZ 85381;

(iii) 1990 W. Orange Grove Road, Tucson, AZ 85704; and

(iv) Any other location which the Issuer maintains or stores its assets or inventory.”

3.	Acknowledgement of LLC Issuer. As of the date hereof, LLC Issuer explicitly and unequivocally affirms and acknowledges all of the obligations, covenants, agreements and each and every other provision of the Security Agreement in its capacity as Issuer and Grantor.

4.	Continuous Effectiveness of Security. Irrespective of the Conversion, Merger and Division, LLC Issuer and AZLL affirm that there was no lapse in the secured position of the Secured Party under the Security Agreement and to the extent that any deficiency or lapse in the secured position of the Holders in relation to the Collateral, real or implied, might have existed, Issuer, AZLL and Parent agree such deficiency is null, void and waived in its entirety.

5.	Irrevocable Waiver of Defenses with respect to the Conversion, Merger, and Division. The LLC Issuer, AZLL and the Parent hereby irrevocably and completely waive any and all defenses, causes or remedies which may have arisen or may arise as a result of the actions taken to undertake the Conversion, Merger and/or Division in relation to any action or enforcement of any rights, remedies or provisions of the Secured Note and/or the Security Agreement and/or otherwise at law taken by the Holders. All other defenses, causes or remedies not related to or arising from the Conversion, Merger or Division which the LLC Issuer and/or AZLL may possess now or in the future under the Security Agreement and/or the Secured Note and/or at law shall survive wholly unabated by this Amendment.

6.	Headings. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

7.	Illegality. In case one or more of the provisions herein should be invalid, illegal or otherwise unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

8.	Counterparts. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

9.	Remainder of Agreement. Except as expressly provided in this Amendment, all of the terms and provisions of the Security Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the 21st day of October, 2024.

GRANTORS:

Lee Lee Oriental Supermart, LLC,
an Arizona limited liability company

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer

Date:	October 21, 2024

AZLL LLC,
an Arizona limited liability company

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer

Date:	October 21, 2024

SECURED PARTY:

/s/ Meng Truong
Meng Truong, an individual

/s/ Paulina Truong
Paulina Truong, an individual

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